AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SUNPHARM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                             F593097048
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)


         THE VERANDA, SUITE 301
            814 HIGHWAY A1A                             32082
    PONTE VEDRA BEACH, FLORIDA 32082                  (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                              SUNPHARM CORPORATION
                     AMENDED AND RESTATED 1995 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                   STEFAN BORG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SUNPHARM CORPORATION
                             THE VERANDA, SUITE 301
                                 814 HIGHWAY A1A
                        PONTE VEDRA BEACH, FLORIDA 32082
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (904) 394-2800
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ----------------------------------
                                    COPY TO:
                                JEFFREY R. HARDER
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801
                       ----------------------------------

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                    PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                 AMOUNT TO          OFFERING PRICE        AGGREGATE          AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED      BE REGISTERED (1)      PER SHARE (2)    OFFERING PRICE (2)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.0001 per share      200,000 Shares           $2.00             $400,000           $111.20
==========================================================================================================================
(1)      Pursuant to Rule 416(a),  this  registration  statement shall cover any additional  securities issued to prevent dilution  resulting from stock splits, stock dividends or similar transactions.
(2)      Estimated  solely for the purpose of calculating the  registration  fee pursuant to Rule  457(c) and (h),  based on the average of the high and low sales  price per share of the  Common  Stock,  as  reported  on The
         Nasdaq SmallCap Market on April 20, 1999.
==========================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, SunPharm Corporation (the "Company"), hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 333-41967), originally filed with the Securities and Exchange Commission on December 11, 1997, relating to the SunPharm Corporation Amended and Restated 1995 Non-employee Directors' Stock Option Plan.

ITEM 8.  EXHIBITS.

         Exhibit
         Number   Description
         ------   -----------

          5.1*    Opinion of Andrew & Kurth L.L.P.

         10.1 First Amendment to the SunPharm Corporation Amended and Restated 1995 Non-employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 (File No. 0-27578)).

         23.1* Consent of Andrew & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

         23.2*    Consent of Deloitte & Touche LLP.

         24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

------------------------
*  filed herewith

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, Florida, on the 23rd day of April, 1999.

                                   SUNPHARM CORPORATION
                                   (Registrant)


                                   By: /s/ STEFAN BORG
                                       -----------------------------------------
                                           Stefan Borg
                                           President and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of SunPharm Corporation (the "Company") hereby constitutes and appoints Stefan Borg and Paul M. Herron as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he, or his substitute, himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                                   TITLE                                DATE
             ---------                                   -----                                ----

         /s/ STEFAN BORG                    President, Director and Chief Executive         March 3, 1999
         ------------------------------     Officer (PRINCIPAL EXECUTIVE OFFICER)
             Stefan Borg


         /s/ PAUL M. HERRON                 Vice President and Chief Financial Officer      March 3, 1999
         ------------------------------     (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
             Paul M. Herron


         /s/ PHILIP R. TRACY                Chairman of the Board of Directors              March 3, 1999
         ------------------------------
             Philip R. Tracy


         /s/ CHARLES L. DIMMLER, III        Director                                        March 3, 1999
         ------------------------------
             Charles L. Dimmler, III


         /s/ JERRY T. JACKSON               Director                                        March 3, 1999
         ------------------------------
             Jerry T. Jackson


         /s/ ROBERT S. JANICKI, M.D.        Director                                        March 3, 1999
         ------------------------------
             Robert S. Janicki, M.D.


                                            Director                                        March 3, 1999
         ------------------------------
             Jacques F. Rejeange


         /s/ ROBERT A. SCHOELLHORN          Director                                        March 3, 1999
         ------------------------------
             Robert A. Schoellhorn


         /s/ JAY MOORIN                     Director                                        March 3, 1999
         ------------------------------
             Jay Moorin

                                  EXHIBIT INDEX

Exhibit
Number
------

  5.1*   Opinion Letter of Andrews & Kurth L.L.P.

 10.1 First Amendment to SunPharm Corporation Amended and Restated 1995 Non-employee Directors' Stock Option Plan (incorporated by reference to
         Exhibit 10.1 to the Company's Form 10-QSB for the quarter ended June 30, 1998 (File No. 0-27578)).

 23.1*   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

 23.2*   Consent of Independent Accountants.

 24.1*   Power of Attorney (included on signature page)

-------------------------
* filed herewith